UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 2, 2010

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E Skelly Dr., Suite 700, Tulsa, OK	74135
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

Effective December 6, 2010 Kevin S. Cavanah, age 46, was promoted to serve as Vice President Finance, Chief Financial Officer and Secretary of Matrix Service Company (the “Company”). Mr. Cavanah previously served as Vice President, Accounting and Financial Reporting for the Company since August of 2007 and as Controller since April of 2003. The Company’s press release announcing Mr. Cavanah’s promotion is attached as Exhibit 99 to this Form 8-K.

Mr. Cavanah will receive a base salary of $235,000 per year. In connection with the promotion, Mr. Cavanah was awarded 23,000 restricted stock units (“RSUs”) under the Matrix Service Company 2004 Stock Incentive Plan. The RSUs will vest in five equal annual installments beginning one year after the date of grant. Mr. Cavanah will continue to participate in the Company’s annual/short-term incentive compensation plan. The annual payment under the plan is based on the achievement of performance criteria and will range from 0% to 75% of Mr. Cavanah’s base salary. Mr. Cavanah’s target bonus will be 50% of his base salary.

The Company will enter into a Change of Control/Severance Agreement (the “Severance Agreement”) with Mr. Cavanah. Under this agreement, a payment of benefits may occur under two circumstances:

•

The Company experiences a “change of control” and Mr. Cavanah suffers and “adverse event” or is terminated without “cause,” either on the date of the change of control or within 24 months after the change of control; or

•	Mr. Cavanah is terminated from employment at any time for reasons other than cause.

In the event Mr. Cavanah is terminated for cause, all benefits and payments under the Severance Agreement are forfeited. In the event Mr. Cavanah suffers an adverse event within 24 months after a change of control, he will be paid an amount equal to two years’ annual salary plus the average annual bonus compensation paid to him in the lesser of the previous three years or the number of full fiscal years he has been employed in the position. All forms of equity benefits will vest and restrictions on such benefits will lapse immediately. In the event Mr. Cavanah is terminated from employment for reasons other than cause, he will be paid an amount equal to one year’s annual salary plus the average annual bonus compensation paid to him in the lesser of the previous three years or the number of full fiscal years he has been employed in the position.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The stockholders of the Company voted on the matters set forth below at the annual meeting of stockholders held in Tulsa, Oklahoma on December 2, 2010.

1.	The nominees for election to the Board of Directors were elected to serve until the 2011 annual meeting of stockholders. The results of the vote were as follows:

Nominee	Votes For	Authority Withheld	Broker Non Votes
Michael J. Hall	21,812,638	694,712	2,051,384
I. Edgar (Ed) Hendrix	21,000,419	1,506,931	2,051,384
Paul K. Lackey	20,997,760	1,509,590	2,051,384
Tom E. Maxwell	21,025,628	1,481,722	2,051,384
David J. Tippeconnic	20,997,760	1,509,590	2,051,384

Michael J. Bradley served as the Company’s CEO and a member of the Board of Directors until his resignation on November 5, 2010. At this time, the Board of Directors has elected to leave the seat formerly occupied by Mr. Bradley vacant.

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011 was approved. The results of the vote were as follows:

Votes For	24,472,726
Votes Against	82,731
Abstentions	3,277

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99	Press Release dated December 8, 2010, announcing the appointment of the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: December 8, 2010	By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated December 8, 2010, announcing the appointment of the Company’s Chief Financial Officer.